1-800-MUTUALS Advisor Series
                                 ("Registrant")
                                   Form N-SAR
                               File No. 811-10319
                   For the Annual Period Ended March 31, 2002

Exhibit Index

Sub-Item 77K:  Changes in Registrant's certifying accountant

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Sub-Item 77K:  Changes in Registrant's certifying accountant

On March 18, 2002, Arthur Andersen LLP ("Andersen") resigned as the Registrant's independent auditors. Andersen had not issued any opinions on any financial statements of the Registrant. During the Registrant's interim period commencing June 21, 2001 and ending March 18, 2002, there were no disagreements between management and Andersen. The Board of Trustees approved the termination of Andersen.

Registrant has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Andersen agrees with the statements contained above. A copy of the letter from Andersen to the Securities and Exchange Commission is filed as an exhibit hereto.

The Board of Trustees approved the appointment of Ernst & Young LLP as the Registrant's independent accountants.






                                                          Exhibit - Sub-Item 77K



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

May 30, 2002


Dear Sir:

We have read the first and second paragraphs of Sub-Item 77K included in the Form N-SAR dated March 31, 2002 of 1-800-MUTUALS Advisor Series filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP